                                                                   Exhibit 99.O

                                  ERNST & YOUNG LLP        Phone: (515) 243-2727
                                  801 GRAND AVENUE          www.ey.com
                                  SUITE 3400
                                  DES MOINES, IA 50309


                   Report of Independent Auditors on Schedules

The Board of Directors
Modern Woodmen of America

We have audited the statutory-basis balance sheets of Modern Woodmen of America (the Society) as of December 31, 2003 and 2002, and the related statutory-basis statements of operations, surplus and cash flow for each of the three years in the period ended December 31, 2003, and have issued our report thereon dated March 19, 2004 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules listed in the Exhibit Index of this Registration Statement. These schedules are the responsibility of the Society's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


                                                           /s/ ERNST & YOUNG LLP

Des Moines, Iowa
March 19, 2004

                       Schedule I - Summary of Investments
                    Other Than Investments in Related Parties

                             As of December 31, 2003

                                                                                               AMOUNT AT WHICH
                                                                                                 SHOWN IN THE
                                                                                                 STATEMENT OF
TYPE OF INVESTMENT                                               COST           VALUE         FINANCIAL POSITION
----------------------------------------------------------------------------------------------------------------
                                                                            (IN THOUSANDS)
Bonds:
   U.S. Treasury securities and obligations of U.S.
     government corporations and agencies                    $  1,216,733    $  1,246,707        $  1,216,733
   States, municipalities, and political subdivisions              83,258          84,091              83,258
   Foreign governments                                              8,312           9,029               8,312
   Public utilities                                             1,072,249       1,108,374           1,072,249
   All other corporate bonds                                    2,336,271       2,533,799           2,336,271
Mortgage and asset-backed securities                              246,317         243,070             246,317
                                                             ------------------------------------------------
Total bonds                                                     4,963,140    $  5,225,070           4,963,140
                                                                             ============

Equity securities:
   Common stocks:
     Public utilities                                              15,020          27,623              27,623
     Banks, trust, and insurance companies                         32,917          54,073              54,073
     Industrial, miscellaneous, and all other                     165,587         330,166             330,166
   Non-redeemable preferred stock                                   7,146           8,862               7,146
                                                             ------------------------------------------------
Total equity securities                                           220,670    $    420,724             419,008
                                                                             ============

Mortgage loans                                                    548,694                             548,694
Real estate                                                        49,662                              49,662
Certificateholders' loans                                         188,959                             188,959
Other invested assets                                              24,473                              24,473
                                                             ------------                        ------------
Total investments                                            $  5,995,598                        $  6,193,936
                                                             ============                        ============

SEE ACCOMPANYING REPORT OF INDEPENDENT AUDITORS.

               Schedule III - Supplementary Insurance Information

  As of December 31, 2003, 2002, and 2001, and for Each of the Years Then Ended

                                           FUTURE        CONTRACTHOLDER
                                           POLICY          AND OTHER
                                          BENEFITS     CERTIFICATEHOLDER
                                         AND CLAIMS          FUNDS
                                       -----------------------------------
                                                  (IN THOUSANDS)
2003
Life and health insurance                $ 5,290,931       $ 29,007

2002
Life and health insurance                  4,661,694         32,110

2001
Life and health insurance                  4,093,968         31,743

  As of December 31, 2003, 2002, and 2001, and for Each of the Years Then Ended

                                                                             BENEFITS,
                                               PREMIUMS         NET         CLAIMS, AND       OTHER
                                              AND OTHER      INVESTMENT     SETTLEMENT      OPERATING
                                            CONSIDERATIONS    INCOME(1)      EXPENSES       EXPENSES(1)
                                           ------------------------------------------------------------
                                                                   (IN THOUSANDS)
2003
Life and health insurance                      $ 772,271       $ 388,432      $ 938,212       $ 164,275

2002
Life and health insurance                        708,871         363,018        866,817         148,317

2001
Life and health insurance                        513,658         333,757        664,225         126,186

(1) Allocations of net investment income and certain operating expenses are based on a number of assumptions and estimates, and reported operating results would change if different methods were applied.

SEE ACCOMPANYING REPORT OF INDEPENDENT AUDITORS.

                            Schedule IV - Reinsurance

  As of December 31, 2003, 2002, and 2001, and for Each of the Years Then Ended

                                                                                 CEDED TO
                                                                   GROSS           OTHER           NET
                                                                   AMOUNT        COMPANIES       AMOUNT
                                                                -------------------------------------------
                                                                              (IN THOUSANDS)
2003
Life insurance in force                                         $  29,289,700   $ 4,653,153    $ 24,636,547
                                                                ===========================================

Premiums:
   Life insurance                                               $     777,112   $   (11,441)   $    765,671
   Supplemental contracts involving life contingencies                  6,344            --          6,344
   Supplemental contracts not involving life contingencies                 --            --             --
   Accident and health insurance                                          268           (12)           256
                                                                -------------------------------------------
Total                                                           $     783,724   $   (11,453)   $    772,271
                                                                ===========================================

2002
Life insurance in force                                         $  28,494,126   $ 4,213,769    $ 24,280,357
                                                                ===========================================

Premiums:
   Life insurance                                               $     712,003   $    (7,709)   $    704,294
   Supplemental contracts involving life contingencies                  4,295            --           4,295
   Supplemental contracts not involving life contingencies                 --            --              --
   Accident and health insurance                                          294           (12)            282
                                                                -------------------------------------------
Total                                                           $     716,592   $    (7,721)   $    708,871
                                                                ===========================================

2001
Life insurance in force                                         $  27,882,095   $ 3,708,151    $ 23,873,944
                                                                ===========================================

Premiums:
   Life insurance                                               $     513,511   $    (5,991)   $    507,520
   Supplemental contracts involving life contingencies                  5,826                         5,826
   Supplemental contracts not involving life contingencies                 --            --              --
   Accident and health insurance                                          325           (13)            312
                                                                -------------------------------------------
Total                                                           $     519,662   $    (6,004)   $    513,658
                                                                ===========================================

SEE ACCOMPANYING REPORT OF INDEPENDENT AUDITORS.